Exhibit 10.2
SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 6, 2022 (the “Effective Date”) by and among Rockwell Medical, Inc., a Delaware corporation (the “Company”) and DaVita Inc. (the “Purchaser”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 11 hereof.
RECITALS
WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act;
WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”) for an aggregate purchase price of up to $15,000,000 in accordance with, and subject to, the terms and provisions of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:
Section 1.    Authorization of Shares. The Company has authorized the sale and issuance of up to 15,000 shares of Preferred Stock for total consideration of up to $15,000,000 on the terms and subject to the conditions set forth in this Agreement (the “Offering”). The shares of Preferred Stock sold hereunder at the initial Closing and the Second Closing (together, the “Closings”) shall be referred to as the “Shares.”
Section 2.    Sale and Purchase of the Shares.
2.1Upon the terms and subject to the conditions herein contained, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company at the Initial Closing (as defined in Section 3), a total of 7,500 shares of a newly designated series of Preferred Stock, having the rights, preferences and privileges set forth in the Certificate of Designations attached hereto as Exhibit A (“Series X Convertible Preferred Stock”) for a purchase price of $7,500,000.
2.2 Two Business Days after the Company’s delivery of an officer’s certificate to the Purchaser certifying the satisfaction of the conditions set forth in Section 7.2 (the “Second Closing Certificate”), the Purchaser will purchase an additional 7,500 shares of Series X Convertible Preferred Stock for a purchase price of $7,500,000, provided, however, that if the Company has issued any Preferred Stock between the Initial Closing and the delivery of the Second Closing Certificate with a conversion price that is below the Conversion Price in the Series X Convertible Preferred Stock (adjusted for any stock splits or similar recapitalization events), then the Company will instead issue 7,500 shares of a new series of Preferred Stock for a purchase price of $7,500,000 with the rights, preferences and privileges set forth in the Certificate of Designations attached hereto as Exhibit A (the “CoD”), but with a Conversion Price (as defined in the CoD) equal to the lowest conversion price applicable to any such intervening Preferred Stock issuances, but in no event below $$0.4042 per share (adjusted for any stock splits or similar recapitalization events) (if applicable, the “Second Tranche CoD”). The Shares issued following the delivery of the Second Closing Certificate are referred to herein as the “Second Tranche Shares.”

Section 3.    Closings.
3.1Subject to the satisfaction of the closing conditions set forth in Section 7.1, the initial closing of the purchase and sale of 7,500 Shares of Series X Convertible Preferred Stock for total consideration of $7,500,000 (the “Initial Closing”) shall take place remotely on the next Business Day after the Effective Date or at such other time and place as the Company and Purchaser may agree. The closing of the purchase and sale of the Second Tranche Shares for total consideration of $7,500,000 (the “Second Closing”) shall occur two Business Days after the Company’s delivery to the Purchaser of the Second Closing Certificate, provided that if the Second Closing Certificate is not delivered by June 30, 2022, then the Purchaser shall have no obligation to purchase the Second Tranche Shares. The date of the Initial Closing and the Second Closing shall each be referred to herein as a “Closing Date.”
3.2At each of the Initial Closing and the Second Closing (each, a “Closing”), the Purchaser will pay $7,500,000 by wire transfer of immediately available funds (representing aggregate proceeds of $15,000,000 (the “Aggregate Purchase Price”)) in accordance with wire instructions provided by the Company to the Purchaser prior to each Closing. On or before each Closing, the Company will either deliver stock certificates to the Purchaser or make book-entry notations representing the Shares, in each case against delivery of the Aggregate Purchase Price.
Section 4.    Representations and Warranties of the Purchaser. Purchaser represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the Effective Date, and will be true and correct as of the date of the Closing Date:
4.1Validity. The execution, delivery and performance of this Agreement and the other instruments referred to herein, in each case to which the Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and the other instruments referred to herein to which it is a party will be duly executed and delivered by the Purchaser, and each such agreement and other instruments constitutes or will constitute a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
4.2Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.
4.3Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.
4.4Acquisition for Own Account; No Control Intent. The Purchaser is acquiring the Shares for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act or any applicable state securities laws.

Purchaser is not party to any agreement providing for or contemplating the distribution of any of the Shares. The Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.
4.5Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser is able to bear the economic risk of an investment in the Shares and is able to sustain a loss of all of its investment in the Shares without economic hardship, if such a loss should occur.
4.6Accredited Investor; No Bad Actor. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act. Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.
4.7Access to Information. The Purchaser has been given access to Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Shares. Purchaser understands that an investment in the Shares bears significant risk and represents that it has reviewed the SEC Reports, which serve to qualify certain of the Company representations set forth below.
4.8Restricted Shares.
(a)The Purchaser understands that the Shares, as well as the common stock, par value $0.0001 (“Common Stock”) issuable upon conversion of the Shares, will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the Securities Act and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances.
(b)The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. The Purchaser understands that the Company is under no obligation to register the Shares, except as provided in this Agreement.
(c)The Purchaser is aware of the provisions of Rule 144 under the Securities Act, which permit limited resale of securities purchased in a private placement.
4.9Tax Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of such tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 5.    Representations and Warranties by the Company. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section [4.6?] and except as set forth in the SEC Reports (defined below), which disclosures serve to qualify these representations and warranties in their entirety, the Company represents and warrants to the Purchaser that the statements contained in this Section 5 are true and correct as of the Effective Date, and will be true and correct as of the date of the Closing Date:
5.1Organization and Good Standing. The Company: (a) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and (c) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted as disclosed in the SEC Reports.
5.2Corporate Power and Authority; Valid Issuance of Shares.
(a)The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the Company’s board of directors or a duly authorized committee thereof and no further consent or authorization of the Company, its board of directors or its stockholders is required. This Agreement has been duly executed and delivered by the Company, and the other instruments referred to herein to which it is a party will be duly executed and delivered by the Company, and each such agreement constitutes or will constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
(b)The Shares and the Common Stock issuable upon conversion of the Shares (the “Conversion Shares”) have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, the Shares and Conversion Shares (collectively, the “Securities”) will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances (other than restrictions on transfer under the Transaction Documents or arising under applicable federal and state securities laws), and will not be subject to preemptive rights or other similar rights of stockholders of the Company.
5.3Consents. Neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by it of the obligations and transactions contemplated hereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Shares and the provision to the Purchaser of the rights contemplated by the Transaction Documents) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than filings required under applicable U.S. federal and state securities laws.
5.4No Conflicts.

(a)The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities and the provision to the Purchaser of the rights contemplated by the Transaction Documents) will not (a) result in a violation of the certificate of incorporation, as amended, the by-laws, as amended (the “Charter Documents”) or require the approval of the Company’s stockholders, (b) violate, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected, (d) result in a violation of or require stockholder approval under any rule or regulation of The Nasdaq Stock Market, or (e) result in the creation of any encumbrance upon any of the Company’s assets.
(b)The Company is not (i) in violation of its Charter Documents, (ii) in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, nor has the Company received written notice of a claim that it is in default under, or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (iii) in violation of, or in receipt of written notice that it is in violation of, any law, ordinance or regulation of any Governmental Entity, except where the violation would not result in a Material Adverse Effect, and (iv) in violation of any order of any Governmental Entity having jurisdictional over the Company or any of the Company’s or properties or assets.
5.5Capitalization.
(a)As of March 31, 2022, the authorized capital stock of the Company consists of 172,000,000 shares of capital stock, of which 170,000,000 are designated as Common Stock and 2,000,000 are designated as preferred stock, $0.0001 par value per share. As of March 31, 2022: (i) 93,886,470 shares of Common Stock were issued and outstanding; (ii) 5,758,115 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of options to purchase Common Stock (the “Options”) outstanding as of such date; (iii) 322,065 shares of Common Stock were issuable (and such number was reserved for issuance) upon vesting of restricted stock units for the issuance of Common Stock (the “RSUs”) outstanding as of such date; (iv) 26,426,863 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of warrants to purchase Common Stock (the “Warrants”) outstanding as of such date; and (v) no shares of Preferred Stock were issued and outstanding.
(b)As of March 31, 2022, except for: (i) the Options, (ii) the RSUs and (iii) the Warrants, there were no options, warrants or other rights to acquire capital stock or other equity interests from the Company, or securities convertible into or exchangeable for such capital stock or other equity interests.
5.6Material Contracts. Each Material Contract is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company is in compliance with all material terms of the Material Contracts to which it is party, and there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company under any such Material Contract or, to the knowledge of the Company, by any other Person to any such contract except where such breach, violation or default would not have a Material Adverse Effect. The Company has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.
5.7The Nasdaq Stock Market. The Common Stock is listed on The Nasdaq Capital Market. To the Company’s knowledge, there are no proceedings to revoke or suspend such listing or the listing of the Shares. The Company is in compliance with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements, and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Shares) will not result in any noncompliance by the Company with any such requirements.
5.8SEC Reports; Financial Statements; Shell Company Status.
(a)The Company’s Common Stock is registered under Section 12(b) of the Exchange Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2021 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and, in each case, to the rules promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)The financial statements and the related notes of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present the consolidated financial position of the Company as of and for the dates thereof and the consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.
5.9Disclosure Controls and Procedures; Internal Controls Over Financial Reporting.

(a)The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that comply with the requirements of the Exchange Act and are effective in all material respects to ensure that material information relating to the Company is made known to its principal executive officer and principal financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.
(b)The Company maintains internal controls over financial reporting (as such term is defined in Exchange Act Rule 13a-15(f) and 15d-15(f)) that comply with the requirements of the Exchange Act and are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting is effective. The Company is not aware of any material weaknesses in its internal controls over financial reporting. The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s internal control over financial reporting based on their evaluations as of the end of the period covered by such report. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.
5.10Absence of Litigation. There is no claim, action, suit, arbitration, investigation or other proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of the Company’s properties or, to the knowledge of the Company, any of its officers or directors before any Governmental Entity, in each case other than legal proceedings that are not reasonably expected to result in a Material Adverse Effect. Neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission of the Company or any current or former director or officer of the Company. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.
5.11Taxes. The Company has properly filed all federal, foreign, state, local, and other tax returns and reports which are required to be filed by it, which returns and reports were properly completed and are true and correct in all material respects, and all taxes, interest, and penalties due and owing have been timely paid. There are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of the Company, or claims now pending or matters under discussion between the Company and any taxing authority in respect of any tax of the Company. The Company has no material uncertain tax positions pursuant to FASB Interpretation 48 (FIN 48), Accounting for Uncertainty in Income Taxes.

5.12Employee Matters.
(a)The Company has disclosed in the SEC Reports any “employee benefit plan” subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that it maintains for employees.
(b)No director or officer or other employee of the Company will become entitled to any retirement, severance, change of control, or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting) or lapse of repurchase rights or obligations with respect to any employee benefit plan subject to ERISA or other benefit under any compensation plan or arrangement of the Company (each, an “Employee Benefit Plan”) as a result of the transactions contemplated in this Agreement.
(c)To the knowledge of the Company, no executive officer is, or is reasonably expected to be, in violation of any term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant with the Company, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company to any material liability with respect to any of the foregoing matters.
(d)The Company is in compliance with all applicable federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders and codes respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, except where the failure to comply would not have a Material Adverse Effect, and no work stoppage or labor strike against the Company is pending or, to their knowledge, threatened, nor is the Company involved in or, to their knowledge, threatened with any labor dispute, grievance or litigation relating to labor matters involving any current or former employees of the Company or any independent contractors. There are no suits, actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or, to the knowledge of the Company, threatened in connection with any Employee Benefit Plan, but excluding any of the foregoing which would not have a Material Adverse Effect.
5.13Compliance with Laws.
(a)Except as would not result in a Material Adverse Effect: (i) the Company is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company or out-licensed by the Company (a “Company Product”), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (ii) the Company possesses all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of its properties or the conduct of its business as it relates to a Company Product and as described in the SEC Reports (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iii) the Company has not received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug

Administration (the “FDA”) or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws or Authorizations relating to a Company Product; (iv) the Company has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company that would reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by the FDA or similar Governmental Entity with respect to a Company Product; (v) the Company has not received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity has threatened or is considering such action with respect to a Company Product; and (vi) the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).
(b)To the Company’s knowledge, neither the Company nor any of its directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other Governmental Entity.
(c)The clinical studies and tests conducted by the Company or on behalf of the Company, have been and, if still pending, are being conducted in all material respects pursuant to all Applicable Laws and Authorizations; the descriptions of the results of such clinical studies and tests contained in the SEC Reports are accurate and complete in all material respects and fairly present the data derived from such clinical studies and tests; the Company is not aware of any clinical studies or tests, the results of which the Company believes reasonably call into question the research, nonclinical or clinical study or test results described or referred to in the SEC Reports when viewed in the context in which such results are described; and the Company has not received any written notices or correspondence from any Governmental Entity requiring the termination, suspension or material modification of any clinical study or test conducted by or on behalf of the Company.
5.14Brokers. There is no investment banker, broker, finder, financial advisor, placement agent or other Person that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.
5.15Environmental Matters. The Company: (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
5.16Intellectual Property Matters. The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the SEC Reports to be conducted (the “Company Intellectual Property”). To the knowledge of the Company, there are no rights of third parties to any Company Intellectual Property, other than as licensed by the Company. To the knowledge of the Company, there is no infringement by third parties of any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others. The Company is not aware of any facts required to be disclosed to the U.S. Patent and Trademark Office (“USPTO”) which have not been disclosed to the USPTO and which would preclude the grant of a patent in connection with any patent application of the Company Intellectual Property or could form the basis of a finding of invalidity with respect to any issued patents of the Company Intellectual Property.
5.17Absence of Changes. Since the Evaluation Date: (a) there has not been any Material Adverse Effect or any event or events that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; (b) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (c) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (d) the Company has not incurred any material liabilities, except in the ordinary course of business.
5.18Suppliers and Customers. The Company does not have any knowledge of any termination, cancellation or threatened termination or cancellation or limitation of, or any material dissatisfaction with, the business relationship between the Company and any material supplier, customer, vendor, customer or client.
5.19Accountants. Marcum, LLP (the “Auditors”), who expressed their opinion with respect to the financial statements included in the SEC Reports, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the Auditors.
5.20Private Placement. Neither the Company nor any affiliates any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the issuance of the Shares are exempt from registration under the Securities Act.

5.21Disclosure. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.
Section 6.    Covenants.
6.1Reporting Status. During the Reporting Period, the Company shall use reasonable best efforts to: (a) timely file all reports required to be filed with the Commission pursuant to the Exchange Act or the rules and regulations thereunder, and (b) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend the Company’s reporting and filing obligations under the Exchange Act or Securities Act.
6.2Pledge of Shares. The Company acknowledges and agrees that the Shares may be pledged by the Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Shares. The pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and in effecting a pledge of Shares the Purchaser shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by the Purchaser.
6.3Expenses. The Company and the Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.
6.4Board Observers. For so long as the Purchaser (together with its Affiliates) beneficially owns at least 5% of the Company’s outstanding Common Stock (determined on as-converted basis, and without regard to beneficial ownership conversion limitations in the CoD), the Purchaser shall be entitled to nominate up to two individuals to serve as observers on the Company’s Board of Directors (the “Board”). The Board observers shall enter into a customary board observer agreement whereby he/she agrees to hold in confidence all information so provided. Notwithstanding the foregoing, the observers may be excluded from access to any material or meeting (or portion thereof) if the Board is advised that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect trade secrets or if such discussion relates to the Purchaser or an affiliate of the Purchaser.
6.5Financial Reporting. As soon as available, but no later than 30 days after the last day of each fiscal month (other than the last fiscal month of any fiscal quarter, in which case no later than 45 days after the last day of the fiscal quarter) of the Company, the Company shall deliver to the Purchaser a Company-prepared consolidated balance sheet and income statement covering the consolidated operations of the Company and its subsidiaries for such fiscal month and/or quarter certified by the Chief Executive Officer or the Chief Financial Officer and in a form reasonably acceptable to Purchaser. In addition, if the Purchaser determines, in its sole discretion, that it is required under U.S. GAAP to include the Company’s financial results in the Purchaser’s consolidated financial statements, the Company and the Purchaser agree to revisit the nature, content and timing of the Company’s financial reporting to the Purchaser.

6.6Restrictive Covenants. For so long as at least 50% of the Shares issued hereunder are outstanding, the Company shall not, without the consent of the Required Holders, incur any indebtedness for borrowed money (or redeemable preferred stock that is senior to the Shares), other than: (a) any indebtedness incurred to refinance existing indebtedness, (b) purchase-money finance, and (c) working capital lines of credit for up to $5.0 million in the aggregate.
6.7Cooperation. In the event the issuance of the Shares hereunder or the transactions contemplated hereby (including without limitation the Supply Agreement Amendment (as defined below) are subject to regulatory review by a governmental authority, the Company and the Purchaser shall reasonably cooperate as necessary with respect to such review.
6.8Use of Proceeds. The Company will use the proceeds from the sale of the Shares for general corporate purposes, research and development, clinical trial studies and related preclinical studies and drug manufacture, business development, working capital and general and administrative expenses. Such expenditures will be in accordance with the Company’s 2022 and 2023 management budgets attached hereto as Schedule 6.8.
6.9Confidentiality. The Company shall not use the name of the Purchaser in any press release, published notice or other publication relating this Agreement and the transactions contemplated hereby without the prior written consent of the Purchaser. If the Company reasonably determines (based upon advice of outside counsel) that such disclosure is required by law or the rules of any stock exchange on which the Company’s securities are listed, the Company shall notify the Purchaser in writing and provide the Purchaser with the opportunity to review and approve such disclosure, subject to the Company’s disclosure obligations.
6.10Lock-up; Resale Restrictions. For a period of 180 days from the Initial Closing date (the “Lock-up Period”), the Purchaser agrees that it will not sell, transfer, hypothecate or otherwise dispose of any beneficial or pecuniary interest in any of the Securities. After the expiration of the Lock-up Period, the Purchaser may sell Conversion Shares in open-market transactions a daily trading volume not to exceed 15% of the daily trading volume of the Company’s Common Stock on any given day. The Purchaser shall not engage in any manner whatsoever any direct or indirect short selling or hedging of the Common Stock.
6.11Repurchase Right. At any time after the effectiveness of the Registration Statement in accordance with Section 10, the Company may provide notice of redemption of the Shares, pursuant to which the Company may purchase up to all of the Shares for a purchase price per Share equal to the greater of (i) then-applicable “Stated Value” plus the value of any declared but unpaid dividends (as defined in the CoD) and (ii) the number of Conversion Shares (as defined in the CoD) underlying each Share multiplied by: (x) the average Closing Sale Price (as defined in the CoD) for the 30 trading days preceding such notice minus (y) the Conversion Price (as defined in the CoD) (the “Repurchase Right”). To exercise the Repurchase Right, the Company shall provide 30 days’ written notice to the Purchaser. Upon expiration of the 30-day notice period, the Company shall deliver the applicable purchase price and the Purchaser shall deliver the certificates representing the Shares that are subject to the repurchase.
Section 7.    Conditions of Parties’ Obligations.
7.1Conditions of the Purchaser’ Obligations at the Initial Closing. The obligations of the Purchaser under Section 2.1 hereof are subject to the fulfillment, prior to the Initial Closing, of all of the following applicable conditions, any of which may be waived in whole or in part by the Purchaser in its absolute discretion. If the following conditions are not satisfied on or before 5:00 p.m. (Eastern Time) on the tenth Business Day following the Effective

Date (the “Outside Date”), then the Purchaser may terminate this Agreement upon providing written notice to the Company.
(a)Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any certificate, if any, or other writing, if any, delivered by the Company pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case as of such earlier date).
(b)Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied by it on or prior to the Closing Date.
(c)Delivery. The Company shall deliver this Agreement duly executed by the Company.
(d)Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement. All corporate and other action and governmental filings necessary for the Company to effectuate the terms of this Agreement and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken by the Company, and no Material Adverse Effect has occurred with respect to the operation of the Company’s business.
(e)Transfer Agent Instructions. The Company shall have delivered to its transfer agent irrevocable written instructions to issue to the Purchaser one or more certificates representing such Shares (or book-entry notations in lieu of such certificates).
(f)Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.
(g)Amended Supply Agreement. The Company and the Purchaser shall have entered into Amendment C to that certain Products Purchase Agreement dated July 1, 2019 by and between the Company and the Purchaser (the “Supply Agreement Amendment”).
(h)Certificate of Designation. The Company shall have filed the CoD with the Secretary of State of Delaware on or prior to the Initial Closing, which shall continue to be in full force and effect as of the Initial Closing.
(i)Legal Opinion. Gibson, Dunn & Crutcher, LLP, counsel to the Company, shall deliver an opinion, dated as of the Initial Closing, in substantially the form attached hereto as Exhibit B.
1.2Conditions of the Purchaser’s Obligations at the Second Closing. The obligations of the Purchaser under Section 2.2 hereof are subject to the fulfillment, prior to the Closing, of all of the following applicable conditions, any of which may be waived in whole or in part by the Purchaser in their absolute discretion. If the following conditions are not satisfied on or before 5:00 p.m. (Eastern Time) on June 30, 2022, then the Purchaser shall have no further purchase obligations Section 2.2 hereof upon providing written notice to the Company.
(a)Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any certificate, if any, or other writing, if any, delivered by the Company pursuant hereto shall be true and correct on and as of the Second Closing with the same effect as though such representations and warranties had been made on and as of the Second Closing (except to the extent expressly made as of an earlier date in which case as of such earlier date).
(b)Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied by it on or prior to the Second Closing.
(c)Transfer Agent Instructions. The Company shall have delivered to its transfer agent irrevocable written instructions to issue to the Purchaser one or more certificates representing such Shares (or book-entry notations in lieu of such certificates).
(d)Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.
(e)Additional Capital Raise. The Chief Financial Officer of the Company shall provide a certification to the effect that, after the date hereof and prior to June 30, 2022, the Company has raised at least $15,000,000 in gross offering proceeds from the sale of capital stock (excluding the proceeds from the Initial Closing) (the “Funding Threshold”). To the extent that issuances of Preferred Stock are included in achieving the Funding Threshold, such securities shall be junior or pari passu to the Series X Convertible Preferred Stock.
(f)Certificate of Designation. The Company shall have filed the CoD (or, in the case of the issuance and sale of Second Tranche Shares in the Second Closing, the Second Tranche CoD) with the Secretary of State of Delaware on or prior to the Second Closing, which shall continue to be in full force and effect as of the Second Closing.
(g)Legal Opinion. Gibson, Dunn & Crutcher, LLP, counsel to the Company, shall deliver an opinion, dated as of the Second Closing, in substantially the form attached hereto as Exhibit B.
(h)Forbearance Agreement. The Company shall have entered into a forbearance agreement with Innovatus Life Sciences Lending Fund I, LP, (“Innovatus”), in form and substance acceptable to the Purchaser, requiring Innovatus to forbear from exercising any and all remedies it may have pursuant to the Company’s Loan and Security Agreement, dated as of March 16, 2020 (as amended, the “Innovatus Loan Agreement”) relating to any then-existing or contemplated Event of Default (as defined in the Innovatus Loan Agreement) (the “Forbearance”), with such Forbearance expiring on December 31, 2022.
7.3Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company: (a) the Purchaser shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing, and (b) the representations and warranties of the Purchaser at the Closing contained in this Agreement shall be true and correct at and as of the Closing as if made at and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date). If the foregoing conditions are not satisfied on or the Outside Date, then the Company may terminate this Agreement upon providing written notice to the Purchaser.
Section 8.    Transfer Restrictions; Restrictive Legend.
8.1Transfer Restrictions. The Purchaser understands that the Company may, as a condition to the transfer of any of the Securities, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act. It is understood that the certificates evidencing the Shares may bear substantially the following legend:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”
8.2Unlegended Certificates. The Company shall, at its sole expense, upon appropriate notice from any Purchaser stating that Registrable Securities have been sold pursuant to an effective Registration Statement, timely prepare and deliver certificates representing the Shares to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free of any restrictive legends and in such denominations and registered in such names as the Purchaser may request. Further, the Company shall, at its sole expense, cause its legal counsel or other counsel satisfactory to the transfer agent: (i) while the Registration Statement is effective, to issue to the transfer agent a “blanket” legal opinion to allow sales without restriction pursuant to the effective Registration Statement, and (ii) provide all other opinions as may reasonably be required by the transfer agent in connection with the removal of legends. A Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, any legend from such Shares, following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares: (i) following any sale of such Shares pursuant to Rule 144, (ii) if such Shares are eligible for sale under Rule 144(b)(1), or (iii) following the time a legend is no longer required with respect to such Shares. If a legend is no longer required pursuant to the foregoing, the Company will, no later than three Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares, deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from all restrictive legends. Certificates for Shares free from all restrictive legends may be transmitted by the Company’s transfer agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by the Purchaser. The Company warrants that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a Purchaser effects a transfer of the Shares in accordance with Section 8.1, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Purchaser to effect such transfer. The Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 8.2 is predicated upon the Company’s reliance that the Purchaser will sell any such Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.
Section 9.    Registration, Transfer and Substitution of Certificates for Shares.
9.1Stock Register; Ownership of Shares. The Company will keep at its principal office, or will cause its transfer agent to keep, a register in which the Company will provide for the registration of transfers of the Shares. The Company may treat the Person in whose name any of the Shares are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Shares shall mean the Person in whose name such Shares are at the time registered on such register.
9.2Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any of the Shares, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement and surety bond reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 9.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing such Shares, of like tenor.
Section 10.    Registration Rights of Purchasers.
10.1Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than the earlier of (a) July 29, 2022 and (b) 30 days after the Second Closing (the “Filing Deadline”), file with the Commission a Registration Statement under the Securities Act on appropriate form covering the resale of the full amount of the Conversion Shares (the “Registrable Securities”). The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the date (the “Effectiveness Deadline”), which shall be either: (i) in the event that the Commission does not review the Registration Statement, 30 days after filing date, or (ii) in the event that the Commission reviews the Registration Statement, 60 days after the filing date (but in any event, no later than ten Business Days following the Commission indicating that it has no further comments on the Registration Statement). Subject to any comments from the staff of the Commission (the “Staff”), such Registration Statement shall include the plan of distribution attached hereto as Exhibit C; provided, however, that no Purchaser shall be named as an “underwriter” in the Registration Statement without the Purchaser’s prior written consent. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Purchaser. In addition to the foregoing obligation to file a resale registration statement on Form S-3, the Company will file up to two registration statements (or prospectuses under shelf registration statements) to permit the Purchaser to distribute the Registrable Securities by means of up to two underwritten offerings in any 12-month period, with the underwriter(s) to be mutually selected by the Company and the Purchasers, and the Company shall use its commercially reasonable efforts to facilitate such underwritten offerings.
10.2Rule 415; Cutback. If at any time the Staff takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires the Purchaser to be named as an “underwriter,” the Company shall use its reasonable best efforts to persuade the Commission that the offering contemplated by the

Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchaser is an “underwriter.” In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 10.2, the Staff refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name the Purchaser as an “underwriter” in such Registration Statement without the prior written consent of the Purchaser. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 10 (including the liquidated damages provisions) shall again be applicable to such Cut Back Shares; provided, however, that (x) the Filing Deadline for the Registration Statement including such Cut Back Shares shall be ten Business Days after such Restriction Termination Date, and (y) the Effectiveness Deadline with respect to such Cut Back Shares shall be the 90th day immediately after the Restriction Termination Date or the 120th day if the Staff reviews such Registration Statement (but in any event no later than three Business Days from the Staff indicating it has no further comments on such Registration Statement).
10.3Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. Subject to Section 10.2, if either: (a) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is: (i) not filed with the Commission on or before the Filing Deadline (a “Filing Failure”), or (ii) not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”), or (b) on any day during the Reporting Period and after the Effectiveness Date, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than (i) during an Allowable Grace Period or (ii) if the Registration Statement is on Form S-1, for a period of 15 days following the date the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 10-K) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a “Maintenance Failure”), then, in satisfaction of the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock, the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to 1.0% of such holder’s Pro Rata Interest in the Aggregate Purchase Price on each of the following dates: (x) the day of a Filing Failure and on every thirtieth day (prorated for periods totaling less than 30 days) thereafter until such Filing Failure is cured; (y) the day of an Effectiveness Failure and on every thirtieth day (prorated for periods totaling less than 30 days) thereafter until such Effectiveness Failure is cured; and (z) the initial day of a Maintenance Failure and on every thirtieth day (prorated for periods totaling less than 30 days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 10.3 are referred to herein as “Registration Delay Payments”; provided that no Registration Delay Payments shall be required following the termination of the Reporting Period, and provided further that in no event shall the aggregate Registration Delay Payments accruing under this Section 10.3 exceed 6% of a holder’s Pro Rata Interest in the Aggregate Purchase Price (i.e., corresponding to a total delay of up to six months). The first such Registration Delay Payment shall be paid within three Business Days after the event or failure giving rise to such Registration Delay Payment occurred and all other Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay

Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured.
10.4Related Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 10.1 hereof, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:
(a)The Company shall submit to the Commission, within two Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the Commission or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two Business Days after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times with respect to the Purchaser’s Registrable Securities until the expiration of the Reporting Period. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.
(b)The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Reporting Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.
(c)Upon request of a Purchaser, the Company shall furnish to the Purchaser without charge, (i) promptly after the Registration Statement including the Purchaser’s Registrable Securities is prepared and filed with the Commission, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, and if requested by the Purchaser, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, 10 copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Purchaser may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.
(d)The Company shall notify the Purchaser in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and upon request deliver 10 copies of such supplement or amendment to the Purchaser (or such other number of copies as the Purchaser may reasonably request). Unless such information is publicly available, the Company shall also promptly notify the Purchaser in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Purchaser by facsimile or email on the same day of such effectiveness), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.
(e)The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.
(f)If a Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, at the reasonable request of the Purchaser, the Company shall furnish to the Purchaser, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Purchaser may reasonably request, (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchaser, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Purchaser.
(g)If a Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, upon the written request of the Purchaser in connection with the Purchaser’s due diligence requirements, if any, the Company shall make available for inspection by (i) the Purchaser and its legal counsel and (ii) one firm of accountants or other agents retained by the Purchaser (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector solely for the purpose of establishing a due diligence defense under underwriter liability under the Securities Act, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the Purchaser) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order preventing disclosure of, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Purchaser) shall be deemed to limit the Purchaser’s ability to sell Registrable Securities in a manner which is otherwise consistent with Applicable Laws.
(h)The Company shall hold in confidence and not make any disclosure of information concerning the Purchaser provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Purchaser and allow the Purchaser, at the Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order preventing disclosure of, such information.
(i)The Company shall cooperate with the Purchaser and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchaser may reasonably request and registered in such names as the Purchaser may request.
(j)If requested by a Purchaser, the Company shall, as soon as practicable, (i) incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser.
(k)The Company shall use commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.
(l)The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.
(m)Within two Business Days after a Registration Statement that covers Registrable Securities is declared effective by the Commission, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Purchaser)

confirmation that such Registration Statement has been declared effective by the Commission.
(n)Notwithstanding anything to the contrary herein, at any time after the Effectiveness Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Purchaser in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchaser) and the date on which the Grace Period will begin, and (ii) notify the Purchaser in writing of the date on which the Grace Period ends; and, provided further, that the Grace Periods shall not exceed an aggregate of 30 Trading Days during any 365-day period and the first day of any Grace Period must be at least 15 days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchaser receive the notice referred to in clause (i) and shall end on and include the later of the date the Purchaser receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 10.4(e) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 10.4(d) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver un-legended shares of Common Stock to a transferee of any Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.
10.5Obligations of the Purchaser.
(a)At least five Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Purchaser in writing of any information the Company requires from the Purchaser in order to have that Purchaser’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.
(b)The Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Purchaser has notified the Company in writing of the Purchaser’s election to exclude all of the Purchaser’s Registrable Securities from such Registration Statement.
(c)The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 10.4(e) or the first sentence of Section 10.4(d), the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 10.4(e) or the first sentence of Section 10.4(d) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which the Purchaser has entered into a contract for sale prior to the Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in Section 10.4(e) or the first sentence of Section 10.4(d) and for which the Purchaser has not yet settled.
(d)The Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.
10.6Expenses of Registration. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 10, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. Notwithstanding the foregoing, in no event shall the Company be responsible for underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to Registrable Securities being sold or offered for sale by the Purchaser.
10.7Reports under the Exchange Act. With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchaser to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:
(a)make and keep public information available, as those terms are understood and defined in Rule 144, during the Reporting Period;
(b)file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and
(c)furnish to the Purchaser, so long as any Purchaser owns Registrable Securities, promptly upon request during the Reporting Period: (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144 without registration.
10.8Assignment of Registration Rights. The rights under Section 10 shall be automatically assignable by a Purchaser to any transferee of all or any portion of the Purchaser’s Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement. Following any such transfer in accordance with this Section 10.8, the Company shall thereafter use commercially reasonable efforts to amend or supplement the selling stockholder table contained in the Registration Statement to reflect such change in beneficial ownership of the affected Registrable Securities.
10.9Indemnification.
(a)Company Indemnification. The Company will indemnify each Purchaser who holds Registrable Securities (if Registrable Securities held by the Purchaser are included in the securities as to which such registration is being effected), each of its officers and directors, partners, members and each person controlling the Purchaser within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such Registration Statement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (B) any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration; and in each case, the Company will reimburse each the Purchaser, each of its officers and directors, partners, members and each person controlling the Purchaser, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (X) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Purchaser or controlling person, and stated to be specifically for use therein, (Y) the use by a Purchaser of an outdated or defective prospectus after the Company has notified the Purchaser in writing that the prospectus is outdated or defective or (Z) a Purchaser’s (or any other indemnified person’s) failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such prospectus or supplement.
(b)Purchaser Indemnification. Each Purchaser holding Registrable Securities will, if Registrable Securities held by the Purchaser are included in the securities as to which such registration is being effected, severally and not jointly, indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (A) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Purchaser and stated to be specifically for use therein, or (B) any violation by the Purchaser of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Purchaser, and in each case, the Purchaser will reimburse the Company, each other holder, and directors, officers, persons, underwriters or control persons of the Company and the other holders for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the indemnity agreement contained in this Subsection 10.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such indemnifying Purchaser (which consent shall not be unreasonably withheld or delayed). The liability of any Purchaser for indemnification under this Subsection 10.9(b) in its capacity as a seller of Registrable Securities shall not exceed the amount of net proceeds to the Purchaser of the securities sold in any such registration.
(c)Notice and Procedure. Each party entitled to indemnification under this Section 10.9 (each, an “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
(d)Contribution. If the indemnification provided for in this Section 10.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Purchaser hereunder exceed the proceeds from the offering received by the Purchaser. The amount paid or payable by a party as a result of any loss, claim, damage or liability shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 10.9 was available to such party in accordance with its terms.
(e)Survival. The obligations of the Company and the Purchaser under this Section 10.9 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement. The indemnity and contribution agreements contained in this Section 10.9 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of other remedies or causes of action that the parties may have under this Agreement.
Section 11.    Definitions. Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings specified for all purposes of this Agreement. All accounting terms used in this Agreement, whether or not defined in this Section 11, shall be construed in accordance with GAAP.
“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
“Effectiveness Date” means the date the Registration Statement pursuant to Section 11 has been declared effective by the Commission.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means U.S. generally accepted accounting principles consistently applied.
“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority, self-regulatory organization or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.
“knowledge” by a Person of a particular fact or other matter means the following: (a) if the Person is an individual, that such individual is actually aware or reasonably should be aware, after due inquiry, by virtue of such person’s office, of such fact or other matter; and (b) if the Person is an entity, that any executive officer of such Person is actually aware or reasonably should be aware, after due inquiry, of such fact or other matter.
“Material Adverse Effect” means any (i) adverse effect on the reservation, issuance, delivery or validity of the Shares, as applicable, or the transactions contemplated hereby or on the ability of the Company to perform its obligations under this Agreement, or (ii) material adverse effect on the condition (financial or otherwise), prospects, properties, assets, liabilities, business or operations of the Company.
“Material Contract” means all written and oral contracts, agreements, deeds, mortgages, leases, subleases, licenses, instruments, notes, commitments, commissions, undertakings,

arrangements and understandings: (i) the breach of which by the Company would reasonably be expected to have a Material Adverse Effect, or (ii) that are required to be filed as exhibits by the Company with the Commission pursuant to Items 601(b)(1), 601(b)(2), 601(b)(4), 601(b)(9) or 601(b)(10) of Regulation S-K promulgated by the Commission.
“Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.
“Pro Rata Interest” means the number of Registrable Securities held by a given party relative to the total number of Shares issued and sold hereunder.
“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 10 hereof.
“Reporting Period” means the period commencing on the Closing Date and ending on the earliest of: (i) the date as of which the Purchaser may sell all of the Conversion Shares under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act; or (ii) the date on which the Purchaser shall have sold all of the Shares (or the Conversion Shares, if applicable).
“Required Holders” means: (i) prior to the Closing, the Purchaser agreeing to invest at least 66% of the amount invested by all the Purchaser pursuant to this Agreement and (ii) from and after the Closing, the Purchaser beneficially owning (as determined pursuant to Rule 13d-3 under the Exchange Act) at least 66% of the then outstanding Shares.
“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).
“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: NYSE Amex Equities, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Markets Group Inc.
“Transaction Documents” means this Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.
Section 12.    Miscellaneous.
12.1Waivers and Amendments. Upon the approval of the Company and the written consent of the Required Holders, the obligations of the Company and the rights of the Purchaser under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing executed by the Company and the Required Holders.

12.2Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered: (a) when delivered, if delivered personally, (b) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (d) when receipt is acknowledged, in the case of email, in each case to the intended recipient as set forth below, with respect to the Company, and to the addresses set forth on the signature pages hereto, with respect to the Purchaser.
If to the Company:
Rockwell Medical, Inc.
30142 S. Wixom Road
Wixom, Michigan 48393
Attn: Chief Financial Officer
Email: Rskibsted@rockwellmed.com
with copies to:
    Gibson, Dunn & Crutcher, LLP
    555 Mission Street, Suite 3000
    San Francisco, CA 94105
    Attn: Ryan A. Murr
    Email: rmurr@gibsondunn.com
or at such other address as the Company or each Purchaser may specify by written notice to the other parties hereto in accordance with this Section 12.2.
12.3Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchaser on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.
12.4Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Shares hereunder to any of its Affiliates (provided each such Affiliate agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). This Agreement shall not inure to the benefit of or be enforceable by any other Person.
12.5Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.
12.6Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of law principles. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County of New Castle in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
12.7Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
12.8Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and, except as set forth below, this agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof. Notwithstanding the foregoing, this Agreement shall not supersede any confidentiality or other non-disclosure agreements that may be in place between the Company and any Purchaser.
12.9Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the Effective Date.

THE COMPANY:

ROCKWELL MEDICAL, INC.

By: /s/ Russell Skibsted
Name: Russell Skibsted
Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the Effective Date.

PURCHASER:

DAVITA, INC.

By: /s/ Patrick McKinnon
Name: Patrick McKinnon
Title: Chief Financial Officer, Kidney Care

Approved as to form:
DAVITA INC.

By: /s/ David Witek
Name: David Witek
Title: VP, Associate General Counsel